UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2017

ONEBEACON INSURANCE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

605 North Highway 169, Plymouth, Minnesota 55441
(Address of Principal Executive Offices) (ZIP Code)

(952) 852-2431
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

On September 28, 2017, OneBeacon Insurance Group, Ltd. (the “Company” or “OneBeacon”) completed its previously announced merger with a subsidiary of Intact Financial Corporation (“Intact”). Pursuant to the Agreement and Plan of Merger, dated as of May 2, 2017 (the “Merger Agreement”), by and among OneBeacon, Intact, Intact Bermuda Holdings Ltd., a wholly owned subsidiary of Intact (“Holdco”) and Intact Acquisition Co. Ltd., a direct wholly owned subsidiary of Holdco (“Merger Sub”), on September 28, 2017, Merger Sub merged with and into OneBeacon (the “Merger”), with OneBeacon surviving the Merger as a direct wholly owned subsidiary of Holdco and indirect wholly owned subsidiary of Intact.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Class A and Class B common shares of OneBeacon (“OneBeacon Shares”) (other than certain excluded shares) were automatically transferred by the holders thereof to Holdco in exchange for the right to receive an amount in cash equal to $18.10, without interest (the “Merger Consideration”). The aggregate consideration that became payable to holders of OneBeacon Shares at the Effective Time was approximately $1.7 billion.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 2, 2017, and which is incorporated herein by reference.

Item 1.01.  Entry into a Material Definitive Agreement.

On September 28, 2017, in connection with the closing of the Merger, White Mountains Advisors LLC (“WM Advisors”), a wholly owned subsidiary of White Mountains Insurance Group, Ltd. (“White Mountains”), and OneBeacon entered into the Second Amended and Restated Investment Management Agreement (the “IMA”), pursuant to which WM Advisors will continue to act as discretionary advisor with respect to certain assets of OneBeacon and its subsidiaries. The IMA amends and restates the Amended and Restated Investment Management Agreement, dated as of December 23, 2014 (as amended, the “Existing IMA”), by and between WM Advisors and OneBeacon. The foregoing summary is qualified in its entirety by the full text of the IMA, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the Existing IMA and the amendments thereto, each previously filed with the SEC.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on September 28, 2017, the Company and OneBeacon U.S. Holdings, Inc. (“OBUSH”), a wholly owned subsidiary of the Company that is a Borrower under that certain Credit Agreement dated as of September 29, 2015 (the “Credit Agreement”), among the Company, OBUSH, the lenders from time to time party thereto and U.S. Bank National Association, as the administrative agent, an issuing lender and the issuing agent, terminated the commitments under, and repaid all fees and other obligations accrued under, the Credit Agreement.

On September 28, 2017, in connection with the closing of the Merger, the Registration Rights Agreement, dated as of November 14, 2006, by and between OneBeacon and White Mountains, and the Separation Agreement, dated as of November 14, 2006, by and between OneBeacon and White Mountains, each previously filed with the SEC, were terminated.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in the section above titled “Introduction” and in Items 3.01, 3.03, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on September 24, 2017, the Company notified the New York Stock Exchange (the “NYSE”) that, upon consummation of the Merger, the Company’s Class A common shares (“Class A Shares”) should be removed from listing on the NYSE and trading in the Class A Shares should be suspended.  In addition, the Company requested that, upon consummation of the Merger, the NYSE file with the SEC an application on Form 25 to report the delisting of the Class A Shares from the NYSE and to effect the deregistration of the Class A Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The NYSE complied with the Company’s request on September 28, 2017. The Class A Shares were suspended from trading on the NYSE prior to the open of trading on September 28, 2017.

The Company intends to file a certification and notice on Form 15 with the SEC to request the termination and suspension of its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act with respect to the Class A Shares at the time such filing is permitted under SEC rules. Upon filing of the Form 15, the Company will no longer be required to prepare and file public reports with the SEC under Sections 13(a) and 15(d) of the Exchange Act and the Company will cease to file such reports.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in the section above titled “Introduction” and in Items 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Merger on September 28, 2017, at the Effective Time, each OneBeacon Share (other than certain excluded shares) was automatically transferred by the holders thereof to Holdco in exchange for the right to receive the Merger Consideration.

At the Effective Time, awards granted under OneBeacon’s 2007 and 2017 long-term incentive plans that were then outstanding (the “Company Equity Awards”) were treated as follows:

●
Service-vesting restricted stock and restricted stock unit awards were converted into the right to receive the Merger Consideration (plus, for restricted stock units, any accrued dividends) for each OneBeacon Share subject to such award, and such amounts will become payable upon satisfaction of the service-based vesting conditions that apply under the existing terms of such awards.  Any accrued dividends payable to restricted stock holders as of the Effective Time will be paid as soon as practicable following the Effective Time.

●
2015-2017 cycle performance shares and performance units were converted into service-vesting awards and will be payable in cash upon satisfaction of service-based vesting conditions that apply to such awards.  Such cash value was determined based on (i) target level performance and (ii) for performance share awards, the Merger Consideration (plus any accrued dividends) for each OneBeacon Share subject to such award, and for performance units, the “unit value” set forth in the applicable award agreement.

●
2016-2018 cycle performance shares and performance units will continue to vest in the ordinary course, subject to certain adjustments to performance measures to take into account the Merger.  Such awards will be settled in cash equal to the product of (i) for performance share awards, the Merger Consideration (plus any accrued dividends) for each OneBeacon Share subject to such award, and for performance units, the “unit value” set forth in the applicable award agreement, (ii) the target number of OneBeacon Shares or units, as applicable, subject to such award and (iii) the “Performance Percentage” (within the meaning of the applicable award agreement).

●
2017-2019 cycle performance units will continue to vest in the ordinary course, subject to certain adjustments to performance measures to take into account the Merger.  Such awards will be paid in cash, in accordance with existing terms.

The foregoing description of the rights of holders of OneBeacon Shares and Company Equity Awards does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 2, 2017, and which is incorporated herein by reference.

Item 5.01.  Changes in Control of Registrant.

The information set forth in the section above titled “Introduction” and in Items 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Upon consummation of the Merger, Intact, indirectly through Holdco, became the beneficial owner of all OneBeacon Shares, and OneBeacon became a direct wholly owned subsidiary of Holdco and indirect wholly owned subsidiary of Intact.

Intact financed the Merger and related transaction expenses using the proceeds from the issuance of subscription receipts, preferred shares and medium term notes in an aggregate amount of approximately $1.5 billion (CAD). The balance was funded from Intact’s excess capital and approximately $200 million (CAD) drawn down under the terms of Intact’s existing credit facility.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, at the Effective Time, each of the nine directors of the Company (Reid T. Campbell, Morgan W. Davis, Lois W. Grady, Ira H. Malis, T. Michael Miller, G. Manning Rountree, Patrick A. Thiele, Lowndes A. Smith and Kent D. Urness) ceased to be the directors of the Company and were replaced by the directors of Merger Sub.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the memorandum of association and bye-laws of the Company were each amended and restated in their entirety, and such amended memorandum of association and amended and restated bye-laws became the memorandum of association and bye-laws, respectively of the Company. The amended memorandum of association and the amended and restated bye-laws of the Company are identical to the memorandum of association and bye-laws of Merger Sub as in effect immediately prior to the Effective Time, respectively, except that all references to the name of Merger Sub therein were changed to refer to the name of the Company, which remains OneBeacon Insurance Group, Ltd. Copies of the Amended Memorandum of Association of the Company and the Amended and Restated Bye-laws of the Company are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of May 2, 2017, by and among OneBeacon Insurance Group, Ltd., Intact Financial Corporation, Intact Bermuda Holdings Ltd., and Intact Acquisition Co. Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of OneBeacon Insurance Group, Ltd., which was filed with the SEC on May 2, 2017)

3.1	Amended Memorandum of Association of OneBeacon Insurance Group, Ltd.

3.2	Amended and Restated Bye-laws of OneBeacon Insurance Group, Ltd.

10.1	Second Amended and Restated Investment Management Agreement, dated as of September 28, 2017, by and between White Mountains Advisors LLC and OneBeacon Insurance Group, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 28, 2017

ONEBEACON INSURANCE GROUP, LTD.

By:	/s/ Maureen A. Phillips
Name: Maureen A. Phillips
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of May 2, 2017, by and among OneBeacon Insurance Group, Ltd., Intact Financial Corporation, Intact Bermuda Holdings Ltd., and Intact Acquisition Co. Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of OneBeacon Insurance Group, Ltd., which was filed with the SEC on May 2, 2017)

3.1	Amended Memorandum of Association of OneBeacon Insurance Group, Ltd.

3.2	Amended and Restated Bye-laws of OneBeacon Insurance Group, Ltd.

10.1	Second Amended and Restated Investment Management Agreement, dated as of September 28, 2017, by and between White Mountains Advisors LLC and OneBeacon Insurance Group, Ltd.